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                                                                    EXHIBIT 10.3



                                 PROMISSORY NOTE


                                                          Waltham, Massachusetts
                                                               December 31, 1998

$150,000

     FOR VALUE RECEIVED, the undersigned, Dr. Douglas Reed (the "Borrower"), hereby promises to pay to the order of GelTex Pharmaceuticals, Inc., a Delaware corporation (the "Lender") the principal amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000) (the "Principal") on or before the Maturity Date, as hereinafter defined. This Note is given as evidence of a loan in an amount equal to the principal amount of this Note. The purpose of the loan is to assist the Borrower in financing the purchase of his new principal residence located at 90 Ruddock Road, Sudbury, Massachusetts.

     Interest shall not accrue on the outstanding Principal during the term of this Note, unless Dr. Reed's employment with the Lender is terminated for whatever reason prior to the Maturity Date. Upon Dr. Reed's termination, interest shall accrue as of the date of such termination in an amount equal to the Prime Rate of interest, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law) as announced by Fleet National Bank. Any accrued interest shall be due and payable on the Maturity Date.

     The Maturity Date of this Note shall be the earlier of (i) fifteen days following the closing date of the Borrower's sale of the property located at 3021 E. Thackeray Place, Salt Lake City, Utah or (ii) June 30, 1999.

     The Borrower hereby agrees to pay, to the extent permitted by law, all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Lender in enforcing this note, whether or not litigation is commenced.

     If any provisions hereof or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder hereof, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and in force to the fullest extent permitted by law.


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     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

     Executed as of the day and year first written above.



/s/ Douglas Reed
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Douglas Reed

WITNESS:

/s/ Elizabeth Grammer
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Elizabeth Grammer
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Print Name